Exhibit 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            RAC FINANCIAL GROUP, INC.
               (FORMERLY NAMED REMODELERS ACCEPTANCE CORPORATION)

                                      FIRST

         Name. The name of the corporation is RAC FINANCIAL GROUP, INC. (the "Corporation").

                                     SECOND

         Registered Office. The registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

                                      THIRD

         Duration. The period of its duration is perpetual.

                                     FOURTH

         Purposes. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the General Corporation Law of the State of Nevada.

                                      FIFTH

         Capital Stock. The capital stock of the Corporation shall be as follows:

         A. General. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 152,600,000, consisting of (1) 27,600,000 shares of Preferred Stock, $1.00 par value per share ("Preferred Stock"), 300,000 of which shall be designated as Series A Cumulative Preferred Stock and 2,300,000 of which shall be designated as Series B Cumulative Preferred Stock and shall be governed by the rights, limitations and preferences set forth in Section (B)(2) hereof, (2), 100,000,000 shares of Common Stock, $.0l par value per share ("Common Stock"), and (3) 25,000,000 shares of Non-Voting Common Stock, $.01 par value per share ("Non-Voting Common Stock").

         B. Series of Preferred Stock

         1. General. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial preferred Stock.. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

                  (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be- cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any such shares of stock of any other class or any other series of this class;

                  (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

                  (f) whether the shares of such series shall be subject -to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other term's and conditions of conversion or exchange;

                  (h) the limitation and restrictions, if any, to be effective while the shares of such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or, shares of stock of any other class or any other series of this class;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

                  (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         2. The first two series, designated respectively as Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, shall consist of 300,000 shares and 2,300,000 shares, respectively, and will have the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as follows:

                  (a) The Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock are referred to herein, collectively, as "Cumulative Preferred." All shares of the Cumulative Preferred shall be of equal rank and identical, except as provided herein. F*h share of Cumulative Preferred shall be entitled to receive out of the surplus of the Corporation a cumulative dividend, as and when declared by the Board of Directors, at the rate of eight cents ($.08) per annum (which shall be adjusted appropriately for stock splits, stock dividends, subdivisions, combinations, exchanges of shares, reclassifications or other recapitalizations). Payment of accrued dividends shall be made at the discretion of the Board of Directors; provided, however, that upon the redemption of any Cumulative Preferred shares, all cumulative dividends shall be paid in full.

                  (b) In no event, so long as any shares of the Cumulative Preferred shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any shares of any other class or series of capital stock of the Corporation, nor shall any other shares of any class or series of capital stock of the Corporation be purchased, or otherwise acquired for value by the Corporation, and no funds shall be made available or set aside therefor. The foregoing provision shall not prohibit a dividend payable solely in shares of Common Stock or Non-Voting Common Stock.

                  (c) Dissolution, Liquidation or Winding Up.

                           1. In the event of any voluntary or-involuntary
                  dissolution, liquidation or winding up of the affairs of the Corporation, the holders of the Cumulative Preferred shares shall be entitled to be paid in full an amount equal to $1.00 per share (which shall be adjusted appropriately for stock splits, stock dividends, subdivisions, combinations, exchanges of shares, reclassifications or other recapitalizations), together with dividends accrued to the distribution or payment date, whether or not earned or declared or legally available (the

                  "Liquidation Value") before any distribution or payment shall be made to the holders of shares of any other class or series of capital stock.

                           2. If, on any voluntary or involuntary liquidation,
                  dissolution or winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit full payment of the Liquidation Value, the holders of the Cumulative Preferred shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                           3. After payment in full of the Liquidation Value,
                  the preferential amounts shall be paid to the holders of all other shares of outstanding Preferred Stock.

                           4. Neither the consolidation nor the merger of the
                  Corporation, nor the sale, lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section (B)(2)(c).

                           5. Written notice of any voluntary or involuntary
                  liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable, shall be given by certified mail, postage prepaid, not less than thirty (30) days prior to the payment dates stated therein, to the holders of record of the shares of Cumulative Preferred at their respective addresses on the books of the Corporation.

                  (d) The Cumulative Preferred shares ,shall be subject to redemption as follows:

                           (i) If not redeemed earlier, the Corporation shall on
                  September 30, 2000, from fends legally available therefor, first redeem all shares of Series B Cumulative Preferred Stock outstanding, at $1.00 per share plus all accrued dividends to date and second redeem all shares of Series A Cumulative Preferred Stock outstanding, at $1.00 per share plus all accrued dividends to date.

                           (ii) Shares of Cumulative Preferred shall be redeemed
                  from each holder thereof in proportion to the total number of shares of the particular series to be redeemed.

                           (iii) If not redeemed earlier, the Corporation shall,
                  upon the consummation of an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, from funds legally available therefor, redeem all Cumulative Preferred shares outstanding, at $1.00 per share plus all accrued dividends to date.

                           (iv) Notice of redemption shall be mailed by the
                  Corporation, postage prepaid, not more than twenty. (20) days prior to the date fixed for redemption, to each holder of record of Cumulative Preferred to be redeemed at his address upon

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

                  the books of the Corporation. The notice of redemption shall state the date fixed for redemption, the number of shares to be redeemed, the redemptive price and the place at which the stockholders may obtain payments upon surrender of the respective share certificates.

                           (v) If the Corporation deposits on or before the date
                  fixed for redemption with one or more banks having capital and surplus of at least $50,000,000 and doing business in Dallas County, Texas, trust funds for the benefit of the holders of shares of Cumulative Preferred to be redeemed, in an amount sufficient to redeem such shares with irrevocable instructions to the depository banks to pay to the holders of shares of Cumulative Preferred, then dividends thereon shall cease to accrue after said date on the shares fixed for redemption, and the deposit shall be deemed to constitute full redemptive payment of such shares of Cumulative Preferred which shall no longer be deemed to be outstanding. Monies so deposited and unclaimed at the end of one (1) year shall be repaid to the Corporation, and thereafter the holders of shares of Cumulative Preferred to be redeemed shall look only to the Corporation for payment.

                           (vi) All shares of Cumulative Preferred which are
                  redeemed shall be canceled, and none of such shares shall thereafter be reissued.

                           (vii) If the Corporation fails for any reason to
                  redeem the Series Cumulative Preferred Stock in full by September 30, 2000, the holders Series B Cumulative Preferred Stock, voting as a class shall be entitled to elect the smallest number of directors which will constitute a majority f the entire Board of Directors, and the holders of Common Stock and Series A Cumulative Preferred Stock, voting as a class, shall be entitled to elect the remaining directors. The terms of all directors previously elected by the holders Common Stock and Series A Cumulative Preferred Stock then serving the Corporation shall be automatically terminated upon the election of directors by the holders of the Series B Cumulative Preferred Stock pursuant hereto. Such voting rights shall be exercisable by the holders of Series B Cumulative Preferred Stock (A) at a special meeting of all stockholders called for the purpose, upon the same notice as is required for the annual meeting upon the request of the stockholders, by the Secretary of the Corporation, who shall call the meeting upon the request of the holder of record of any of the Series B Cumulative Preferred Stock then outstanding, and (B) at the next annual meeting of stockholders (notice of which shall be given to the holders of the Series . B Cumulative Preferred Stock at the same time in the same manner as notice thereof is required to be given to the holders of the Common Stock), and until such date as the Series B Cumulative Preferred Stock shall have been redeemed in its entirety, and all accrued dividends thereon shall have been paid.

                           (viii) Any or all of the outstanding shares of
                  Cumulative Preferred shall be subject to redemption at the option of the Corporation at any time or from time to time, as determined by the Board of Directors in their sole discretion; provided, however, that after April 30, 1995, no shares of Series A Cumulative Preferred Stock shall be redeemed unless and until there are no outstanding shares of Series B Cumulative Preferred Stock. The redemption price shall be $1.00 per share. For each share so redeemed, the Corporation shall also pay all accrued dividends to date. The Corporation shall only use legally available funds for such optional redemptions.

                  (e) While shares of Cumulative Preferred are outstanding, the Corporation, without first obtaining the consent, either expressed in writing or by affirmative vote at a meeting called for such purpose, of the holders of at least two-thirds of the total number of shares of Cumulative Preferred then outstanding, shall not, and shall not permit any subsidiary to: .

                           (i) Change, amend, add or repeal any of the
                  provisions of the Corporation's Articles of Incorporation or Bylaws applicable to a series which would adversely affect the preferences, voting power or other rights of the Cumulative Preferred;

                           (ii) Increase the presently authorized number of
                  shares of Cumulative Preferred, or authorize or issue any stock (or any security convertible into or exchangeable for such stock) ranking prior to or on a parity with the Cumulative Preferred in any respect;

                           (iii) Effect any sale, lease or other conveyance of
                  all or substantially all of the Assets of the Corporation or a significant subsidiary, or any consolidation or merger involving the Corporation or a significant subsidiary, or any reclassification or change of any stock, or any recapitalization of the Corporation;

                           (iv) Redeem, purchase or otherwise acquire for value
                  any shares of Preferred Stock otherwise then by redemption of the Cumulative Preferred in accordance with subsection (d) hereof; or,

                           (v) Purchase, redeem or otherwise acquire any of the
                  Common Stock or Non-Voting Common Stock.

         C. Common Stock and Non-Voting Common Stock - General. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Holders of Non-Voting Common Stock shall not be entitled to voting rights, unless otherwise required by applicable law.

         Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock and the Non-Voting Common Stock then outstanding, dividends may be paid on the Common Stock and Non-Voting Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare; provided, however, that no such dividend chill be declared or paid unless the holders of both the Common Stock and Non-Voting Common Stock receive the same per share dividend payable in the same amount and type of consideration, as if such classes constituted a single class, except that in the event that any dividend is declared that is payable in shares of Common Stock or Non-Voting Common Stock, such dividend shall be declared and paid at the same rate per share with respect to the Common Stock and Non-Voting Common Stock , and the dividend payable on shares of Common Stock shall be payable only in shares of Common Stock and the dividend payable on Non-Voting Common Stock shall be payable only in shares of Non-Voting Common Stock.

         Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock and Non-Voting Common Stock then -outstanding have been paid or declared and set apart for payment, the holders of the Common Stock and Non-Voting Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively. For purposes of this section C, neither (i) the merger or consolidation of the Corporation with or into any other corporation or entity, (ii) the sale, transfer or lease of all or substantially all the assets of the Corporation or (iii) a share exchange between the Corporation and any other corporation or entity shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

         D.       Conversion of Non-Voting Common Stock into Common Stock

                  1. Each share of Non-Voting Common Stock shall be convertible at time, at the option of the holder or transferee thereof, into one fully paid and nonassessable share of Common Stock of the Corporation; provided that neither Farm Bureau Life Insurance Company, Banc One Capital Partners II, Limited Partnership, Bank One Capital Partners V, Ltd., nor any affiliate of such persons may convert its or their shares of Non-Voting Common Stock pursuant to this Section (D)(1) of Article Fifth.

                  2. No fractional shares of Common Stock shall be issued upon such conversion, but in lieu thereof the Corporation shall pay to the holder or transferee an amount in cash equal to the fair market value of such fractional share.

                  3. To convert shares of Non Voting Common Stock under this Section (D), the holder or transferee thereof shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank (which endorsement shall correspond exactly with the name or names of the record holder or holders set forth on the face of the certificates and on the stock transfer records of the Corporation), at the office of the transfer agent for the shares of Non-Voting Common Stock (which may be either the Corporation or any third party retained by it for such purpose), and shall give written notice to the transfer agent and Corporation that such holder or transferee elects to convert all or part of the shares represented thereby, stating therein the name or names (with the address or addresses) in which certificate or certificates for shares of Common Stock are to be issued.

                  4. If the stockholder or transferee fully complies with paragraph (3), Corporation shall, as soon as practicable thereafter, instruct the transfer agent to deliver to such holder or transferee, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder or transferee shall be entitled, rounded to the nearest whole number of shares, and a check for any amount payable hereunder in lieu of a fractional share, along with a certificate representing any shares of Non-Voting Common Stock that the holder or transferee has not elected to convert hereunder but which constituted part of the shares of Non-Voting Common Stock represented by the certificate or certificates surrendered.

                  5. Shares of Common Stock shall be deemed to have been converted as of the close of business on the date of the due surrender of the certificates representing the shares to be converted as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

                  6. If the Corporation shall in any manner split or subdivide the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall be split or subdivided in the same manner, proportionately and on the same basis per share.

                  7. When shares of Non-Voting Common Stock have been converted pursuant to any paragraph of this Section (D), they shall be irrevocably canceled and not reissued.

                                      SIXTH

         Governance. The governing board of this Corporation shall be known as the Board of Directors, and the number of directors serving on such board may from time to time be increased or decreased in such manner as shall be provided by the laws of this Corporation.

                                     SEVENTH

         Interested Transactions. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the stockholders, directors or officers of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are stockholders, directors or officers of such Corporation. Any stockholder, director or officer of the Corporation, individually, or any firm or association of which any such stockholder, director or officer may be a member, may be a party to, or be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a stockholder, director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize so interested; every stockholder, director or officer of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in any way interested or connected.

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

                                     EIGHTH

         Amendment of Bylaws. The power to adopt, alter, amend, or repeal the Bylaws of the Corporation is hereby delegated to the Board of Directors and such power shall be deemed to be vested exclusively in the Board of Directors and Shall not be exercised by the stockholders.

                                      NINTH

         No Preemptive Rights. No stockholder shall have a preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                      TENTH

         No Cumulative Voting. No stockholder shall have the right to cumulate his or her votes in an election of directors or for any other matter(s) to be voted upon by the stockholders of the Corporation.

                                    ELEVENTH

         Notice of Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for the election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the date one year after the immediately preceding annual meeting of stockholders, and (b) with respect to an election to be held at a special of stockholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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

                                     TWELFTH

         Limitation of Liability. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any of such director or officer except, that the foregoing provision shall not eliminate the liability of a director or officer for:

                  1. acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

                  2. the payments of distributions in violation of Section 78300 of the Nevada General Corporation Law, as amended.

Neither the amendment nor repeal of this Article Twelfth, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article Twelfth shall eliminate or reduce the effect of this Article Twelfth with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Twelfth would accrue or arise, prior to such amendment, repeal adoption of any inconsistent provision.

                                   THIRTEENTH

         Indemnification. The Corporation shall be subject to the following indemnification provisions:

         A. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit proceeding, whether civil, criminal, administrative or investigative (other than an action by in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         B. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee) agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including


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

attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in-which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         C. Any indemnification under sections A and B of this Article Thirteenth, unless ordered by a court or advanced pursuant to section D of this Article Thirteenth, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                  1. By the stockholders;

                  2. By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  3. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  4. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         D. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section D of this Article Thirteenth do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         E. The indemnification and advancement of expenses provided by this Article Thirteenth:

                  1. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these Articles of Incorporation or any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section B of this Article Thirteenth or for the advancement of expenses of any director or officer, may not be made to or on behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  2. Continues for a person who has ceased to be a director, officer, employee or agent and insures to the benefit of the heirs, executors and administrators of such a person.

         F. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director officer employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses_

         G. The other financial arrangements made by the Corporation pursuant to paragraph F of this Article Thirteenth may include the following:

                  1. The creation of a trust fund.

                  2. The establishment of a program of self-insurance.

                  3. The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

                  4. The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction,, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification by a court.

         H. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article Thirteenth may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person , s stock or other securities are owned by the Corporation.

         I. In the absence of fraud:

                  1. The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Thirteenth and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

                  2. The insurance or other financial arrangement:

                           (a) Is not void or voidable; and

                           (b) Does not subject any director approving it to
                  personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         J. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred -to in section A and B of this Article Thirteenth, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                                   FOURTEENTH

         Written Consents; Special Meetings. The right of stockholders to act by written consent pursuant to Section 78.320(2) of the NGCL is hereby expressly denied.

         Special meetings of stockholders may be called by the Chairman of the Board, the President, a majority of the Boa of Directors or the holders of not less than fifty percent (50%) of all shares entitled to vote at the meeting.

                                    FIFTEENTH

         Business at Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article Fifteenth. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation, not less than twenty (20) days nor more than fifty
(50) days prior to the meeting; provided, however, that in the even that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given-or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Article Fifteenth. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted Notwithstanding the foregoing provisions of this Article Fifteenth, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

         Executed on Aug 30th, 1995.

                                               REMODELERS ACCEPTANCE CORPORATION

                                               By: /s/ Daniel T. Phillips
                                                  -----------------------------
                                                  President

                                               By: /s/ Jack Draper
                                                  -----------------------------
                                                  Secretary

STATE OF TEXAS    ss.
                  ss. SS.:
COUNTY OF DALLAS  ss.

         On Aug 30, 1995, personally appeared before me, a Notary Public for the State and County aforesaid, Daniel T. Phillips, as President of Remodelers Acceptance Corporation ("RAC'), and Jack Draper, as Secretary of RAC, who acknowledged that they executed the above instrument.

                                               /s/ Lori V. Muncrief
                                               --------------------------------
                                               Notary Public
                                               Lori V. Muncrief
                                               Print Name  Lori V. Muncrief
                                                         ----------------------

My Commission Expires: 11-16-97,

RECEIVED
SEP 08 1995

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION FOR A NEVADA CORPORATION

1.   Name of corporation REMODELERS ACCEPTANCE CORPORATION

2.   Date of adoption of Amended and Restated Articles August 25, 1995

3.   If the articles were amended, please indicate what changes have been made:
     (a) Was there a name change? Yes[X] No[ ] If yes, what is the new name? RAC FINANCIAL GROUP, INC.

     (b) Did you change the resident agent? Yes[ ] No[X] If yes, please indicate the new resident agent and address


     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     Please attach the resident agent acceptance certificate

     (c) Did you change the purposes? Yes[ ] No[X] Did you add Banking?[ ] Gaming?[ ] Insurance? [ ] None of these? [X]

     (d) Did you change the capital stock? Yes[X] No[ ] If yes, what is the new capital stock? 27,600,000 Preferred Stock, $1.00 par value per share; 100,000,000 Common Stock, $.01 par value per share; 25,000,000 Non-Voting Common Stock, $.01 par value per share

     (e) Did you change the directors? Yes[ ] No[X] If yes, indicate the change:

     (f) Did you add the directors liability provision? Yes[ ] No[X] (was already included)

     (g) Did you change the period of existence? Yes[ ] No[X] If yes, what is the new existence?

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?


          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

/s/ Ronald M. Mankoff                                                     9/5/95
-----------------------------------------                                 ------
RONALD M. MANKOFF, CHAIRMAN OF THE BOARD                                  Date

State of Texas
                 (S)(S)
County of Dallas

     On September 5, 1995, personally appeared before me, a Notary Public, Ronald M. Mankoff, who acknowledged that he/she executed the above instrument.

                                                  Terry Stolte
                                                  ------------------------------
                                                  Notary Public

                           CERTIFICATE OF AMENDMENT OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF

                            RAC FINANCIAL GROUP, INC.

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:   The name of the corporation is RAC Financial Group, Inc.

SECOND: The Board of Directors of the Corporation has duly adopted resolutions proposing the amendment to the Amended and Restated Articles of Incorporation set forth herein and declaring such amendment advisable.

THIRD: The amendment adopted changes Article FIRST of the corporation's Amended and Restated Articles of Incorporation to read in its entirety as follows:

     "The name of the corporation is FIRSTPLUS FINANCIAL GROUP, INC. (the "Corporation")."

FOURTH: At a meeting of stockholders held on March 5, 1997, notice of which was duly given, the amendment herein certified was adopted by the holders of 18,065,127 shares, which represent 18,065,127 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

FIFTH: The total number of outstanding shares having voting power of the corporation at such shareholders' meeting was 24,989,252, and the total number of votes entitled to be cast by the holders of all of said outstanding shares was 24,989,252.

Signed on March 5, 1997

                            RAC FINANCIAL GROUP, INC.

                                            By:   /s/ Daniel T. Phillips
                                                  ------------------------------
                                                  Daniel T. Phillips, President


                                            By:   /s/ Ronald M. Bendalin
                                                  ------------------------------
                                                  Ronald M. Bendalin, Secretary


STATE OF TEXAS             )
                           )       SS.:
COUNTY OF DALLAS           )


     On March 5, 1997, personally appeared before me, a Notary Public, for the State and County aforesaid, Daniel T. Phillips, as President of RAC Financial Group, Inc., and Ronald M. Bendalin, Secretary of RAC Financial Group, Inc., who acknowledged that they executed the above instrument.


                                                  /s/ Vokla J. Powers
                                                  ------------------------------
                                                  Notary Public

SEAL

                             ARTICLES OF CORRECTION

     These articles are adopted to correct a document which is an inaccurate record of corporate action, contains an inaccurate or erroneous statement or was defectively or erroneously executed, sealed, acknowledged or verified.

                                   ARTICLE ONE

     The name of the corporation is FIRSTPLUS Financial Group, Inc.

                                   ARTICLE TWO

     The document to be corrected is the Restated Articles of Incorporation which was filed in the Office of the Secretary of State on the 11th day of September, 1995.

                                  ARTICLE THREE

     Page 2 of the Amended and Restated Articles of Incorporation which were attached to the Restated Articles of Incorporation as Exhibit A was missing.

                                  ARTICLE FOUR

     The attached page 2 should be included in the form of Exhibit A, the Amended and Restated Articles of Incorporation, attached to the Restated Articles of Incorporation previously filed.

                                           By:    /s/ Eric C. Green
                                                  ------------------------------
                                           Name:  Eric C. Green
                                                  ------------------------------
                                           Title: President
                                                  ------------------------------

     B.   Series of Preferred Stock.

          1. General. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

          (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any such shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and

                           CERTIFICATE OF DESIGNATION
                                       of
                  SERIES C JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                         FIRSTPLUS FINANCIAL GROUP, INC.
                 Pursuant to Chapters 78.195 and 78.1955 of the
                         Nevada General Corporation Law

     FIRSTPLUS FINANCIAL GROUP, INC., a corporation organized and existing under the laws of the State of Nevada, in accordance with the applicable provisions thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the said Corporation, the said Board of Directors on May 19, 1998 adopted the following resolution creating a series of shares of Preferred Stock designated as "Series C Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                  Series C Junior Participating Preferred Stock

     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series C Junior Participating Preferred Stock," and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2.   Dividends and Distribution.

     (A) Subject to the prior and superior right of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the

15th day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance, of a share or fraction of a share of Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1000. In the event the Corporation shall at any time after May 19, 1998 (the "Rights Declaration Date"), (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series C Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (C) The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series C Junior Participating Preferred Stock shall have the following voting rights:

     (A) Each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

     (B) Except as required by law and by Section 10 hereof, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.   Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

               (iii) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series C Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions or the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount per share (the "Series C Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon whether or not declared, to the date of such payment, or
(ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series C Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

          (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

     7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     8. No Redemption. Shares of Series C Junior Participating Preferred Stock shall not be subject to redemption by the Company.

     9. Ranking. The Series C Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

     10. Amendment. At any time that any shares of Series C Junior Participating Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's factional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 29th day of May, 1998.

                                                 FIRSTPLUS FINANCIAL GROUP, INC.

                                                 By:      /s/ Eric C. Green
                                                 Name:    Eric C. Green
                                                 Title:   President

                                                 By:      /s/ Ronald M Bendalin
                                                 Name:    Ronald M Bendalin
                                                 Title:   Secretary

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF TEXAS             )
                                    )
COUNTY OF DALLAS           )
                                    )
UNITED STATES OF           )
AMERICA                             )

     On this 29th day of May, 1998, before me, a Notary Public in and for the above County and State, appeared Eric C. Green, to me known, and to me known to be the President of FIRSTPLUS Financial Group, Inc., who signed the above and foregoing Certificate of Designation for and on behalf of FIRSTPLUS Financial Group, Inc. by order of its Board of Directors.

     IN WITNESS WHEREOF, I hereby set my hand and seal on the date and year set forth above.

                                                  /s/ Janice L. Connors
                                                  ------------------------------
                                                  Notary Public

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF TEXAS             )
                                    )
COUNTY OF DALLAS           )
                                    )
UNITED STATES OF           )
AMERICA                             )

     On this 29th day of May, 1998, before me, a Notary Public in and for the above County and State, appeared Ronald M Bendalin, to me known, and to me known to be the Secretary of FIRSTPLUS Financial Group, Inc., who signed the above and foregoing Certificate of Designation for and on behalf of FIRSTPLUS Financial Group, Inc. by order of its Board of Directors.

     IN WITNESS WHEREOF, I hereby set my hand and seal on the date and year set forth above.

                                                  /s/ Janice L. Connors
                                                  ------------------------------
                                                  Notary Public

                           CERTIFICATE OF DESIGNATION
                                  ESTABLISHING
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                         FIRSTPLUS FINANCIAL GROUP, INC.

--------------------------------------------------------------------------------

                         Pursuant to Section 78.1955 of
                           the Nevada Revised Statutes

--------------------------------------------------------------------------------

     1. The name of the Corporation is FIRSTPLUS Financial Group, Inc., a Nevada corporation (the "Corporation").

     2. The Board of Directors of the Corporation duly adopted the following resolutions at a meeting of the Board of Directors held on October 25, 2001:

     WHEREAS, the Corporation's directors have reviewed and approved the Designation of Preferences, Limitations and Rights of Series C Convertible Preferred Stock of FIRSTPLUS Financial Group, Inc. (the "Certificate"), attached hereto as Exhibit A and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred");

     RESOLVED, that 25,000 shares of authorized but unissued Preferred Stock of the Corporation be designated Series C Preferred and authorized for issuance and that the Series C Preferred have the rights, preferences, limitations and restrictions set forth herein.

     FURTHER RESOLVED, that the Chief Executive Officer, President or any Vice President of the Corporation, individually or collectively, and the Secretary or Assistant Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized, empowered and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada a Certificate of Designation in accordance with Nevada General Corporate Law and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation and establish the Series C Preferred.

     3. The authorized number of shares of Preferred Stock of the Corporation is 2,600,000 and the number of shares of the Series C Preferred, none of which has been issued, is 25,000.

     4. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation Establishing Series C Convertible Preferred Stock to be duly adopted in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes and the Articles of Incorporation of the Corporation and to be executed in its corporate name on the 25th day of October, 2001.


                                FIRSTPLUS FINANCIAL GROUP, INC.


                                By:    /s/ Daniel T. Phillips
                                       -----------------------------------------
                                Name:  Daniel T. Phillips
                                       -----------------------------------------
                                Title: President and Chief Executive Officer


                                By:    /s/ Daniel T. Phillips
                                       -----------------------------------------
                                Name:  Daniel T. Phillips
                                       -----------------------------------------
                                Title: Secretary

State of Texas             )
                           )
County of Dallas           )

     The foregoing instrument was acknowledged before me, on the 25th day of October 2001, by Daniel T. Phillips, President and Daniel T. Phillips, Secretary of FIRSTPLUS Financial Group, Inc., a Nevada corporation, on behalf of the corporation.


                           /s/ Lori Muncrief
                           -----------------

                                    Exhibit A
                                    ---------

               DESIGNATION OF PREFERENCES, LIMITATIONS AND RIGHTS
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                         FIRSTPLUS FINANCIAL GROUP, INC.

     1. Series C Preferred Stock. The Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred"), will consist of 25,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

     2. Dividends and Distributions. The holders of record of shares of Series C Preferred shall be entitled to receive, when and if declared by the Board of Directors of the Corporation, dividends out of funds legally available therefor, which shall be prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock or the common stock of the Corporation, par value $0.01 per share (the "Common Stock"). In no event shall the holders of Series C Preferred ever be entitled to share in the Residuals (as defined in Section 3(e)), by dividend or otherwise, or have any rights whatsoever with respect thereto.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made in the following manner:

          (a) Series C Preferred. The holders of Series C Preferred shall be entitled to be paid (i) after the distribution of the Residuals (as defined in Section 3(e)) into a trust or other entity for the benefit of the Corporation's current shareholders and (ii) before any amount shall be paid to the holders of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series C Preferred, out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to the Original Purchase Price for such share as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (the "Liquidation Amount"). If the proceeds from a Liquidation are not sufficient to pay to the holders of Series C Preferred the full preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock (after the distribution of the Residuals into a trust or other entity for the benefit of the Corporation's current shareholders), which assets and funds shall be distributed ratably among the holders of the Series C Preferred in proportion to the relative aggregate liquidation value of the number of shares of Series C Preferred held by each holder.

          (b) Remaining Assets. If assets are remaining after (i) distribution of the Residuals into a trust or other entity for the benefit of the Corporation's current shareholders and (ii) payment of the full preferential amount with respect to the Series C Preferred, then the holders of the Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds based on the number of shares of Common Stock held by each.

          (c) Events Deemed a Liquidation. For purposes of this Section 3, the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization involving the merger or consolidation of the Corporation shall be treated as a Liquidation, except for any merger or consolidation in which (i) solely the Corporation and one or more of its wholly owned subsidiaries is involved, (ii) the Corporation is the sole surviving corporation, (iii) the holders of Series C Preferred outstanding immediately prior to such transaction will hold the same number of shares of Series C Preferred, with substantially identical designations, preferences, limitations, and relative rights, immediately after such transaction as they held immediately prior to such transaction, or (iv) the voting power of the number of Series C Preferred outstanding immediately before such transaction will be at least 51% of the total number of Series C Preferred issued and outstanding immediately following such transaction (whether by conversion of securities issued pursuant to such transaction or the exercise of rights to purchase securities issued pursuant to such transaction).

          (d) Valuation of Securities and Property. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series C Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

               (i) if traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ over the thirty (30) trading day period ending three (3) days prior to the distribution;

               (ii) if actively traded over-the-counter (other than NASDAQ), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

               (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

     The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of at least two-thirds of the issued and outstanding Series C Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this
Section 3(d), in which case the determination of fair market value shall be made by an independent appraiser or investment banker selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne
(a) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than twenty-five percent (25%) and (b) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than twenty-five percent (25%).

          (e) "Residuals" shall mean the Corporation's interest in those certain derivative interests in mortgage-backed or asset-backed securitization transactions which are assets of, or the cash flow rights owned by, the Corporation and are held in a trust or other entity for the benefit of the Corporation's creditors and current shareholders.

     4. Conversion. The holders of Series C Preferred shall have conversion rights as follows:

          (a) Right to Convert. Each Share of Series C Preferred shall initially be convertible, at the option of the holder thereof, at any time on or after the first anniversary date of issuance thereof, into 1,800 shares of fully paid and nonassessable Common Stock (the "Conversion Ratio"), subject to adjustment in accordance with Section 4.

          (b) Mechanics of Conversion. Before any holder of Series C Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series C Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series C Preferred, a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid and, at the option of the Corporation, either a check payable to the holder in the amount of any declared but unpaid dividends then owed pursuant to Section 2 hereof, if any, or the number of fully paid and nonassessable shares of Common Stock which results from dividing the fair market value of a share of Common Stock (as determined in good faith by the Board of Directors) in effect at such time into the aggregate of all such declared but unpaid dividends then owed. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c)  Adjustments to Conversion Ratio.

               (i) Subdivisions, Combinations, or Consolidations of Common Shares. In the event the outstanding Common Stock shall be subdivided, combined or consolidated, by share split, dividend, combination or like event, into a greater or lesser number of Common Shares, the Conversion Ratio of the Series C Preferred in effect immediately prior to such subdivision, combination, consolidation, share split or share dividend shall, concurrently with the effectiveness of such subdivision, combination, consolidation, share split or dividend be proportionately adjusted.

               (ii) Reclassifications. In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock, the shares of Series C Preferred shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Series C Preferred into Common Stock. The provisions of this Section 4(c)(ii) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

               (iii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series C Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, if any and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred.

          (d) Status of Converted Stock. In case any shares of Series C Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

          (e) Fractional Shares. In lieu of any fractional shares in the aggregate to which the holder of Series C Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

          (f) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C Preferred against impairment.

          (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5. Voting Rights. Except as otherwise required by law, the holder of each share of Series C Preferred issued and outstanding shall be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series C Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series C Preferred is convertible on the record date for such vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of Series C Preferred and Common Stock shall vote together and not as a separate class on all matters to come before the shareholders of the Corporation. Fractional votes by the holders of Series C Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series C Preferred held by each holder could be converted) be rounded to the nearest whole number.

     6. Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of Series C Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three
(3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     7. Transferability. The Series C Preferred are expressly transferable in whole or in part. Any transfer of the rights represented by this Certificate of Designations shall be effected by the surrender of the Series C Preferred stock certificate (the "Stock Certificate"), along with an assignment, properly completed and executed by the registered holder thereof, at the principal executive office of the Corporation, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Corporation. Thereupon, the Corporation shall issue in the name or names specified by the registered holder of the Series C Preferred and, in the event of a partial transfer, in the name of the registered holder of the Series C Preferred, a new Stock Certificate or Stock Certificates evidencing the right to purchase such number of shares of Series C Preferred as shall be equal to the number of shares of Series C Preferred then purchasable thereunder.

                                                  [Signature page follows]

     IN WITNESS WHEREOF, said FIRSTPLUS Financial Group, Inc. has caused this Certificate to be executed by its President and Chief Executive Officer, and attested by its Secretary, this 25 day of October, 2001.

                                    FIRSTPLUS FINANCIAL GROUP, INC.

                                    By:   /s/ Daniel T. Phillips
                                          --------------------------------------
                                    Name: Daniel T. Phillips
                                          --------------------------------------
                                          President and Chief Executive Officer


ATTESTED:


By:   /s/ Daniel T. Phillips
      ------------------------------
Name: Daniel T. Phillips
      ------------------------------
      Secretary


State of Texas             )
                           )
County of Dallas           )

     The foregoing instrument was acknowledged before me, on the 28th day of October 2001, by Daniel T. Phillips, President and Secretary of FIRSTPLUS Financial Group, Inc., a Nevada corporation, on behalf of the corporation.

Lori V. Muncrief
MY COMMISSION EXPIRES
November 16, 2001

                           CERTIFICATE OF DESIGNATION
                                  ESTABLISHING
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                         FIRSTPLUS FINANCIAL GROUP, INC.

--------------------------------------------------------------------------------

                         Pursuant to Section 78.1955 of
                           the Nevada Revised Statutes

--------------------------------------------------------------------------------

     1. The name of the Corporation is FIRSTPLUS Financial Group, Inc., a Nevada corporation (the "Corporation").

     2. The Board of Directors of the Corporation duly adopted the following resolutions at a meeting of the Board of Directors held on June 25, 2002:

     WHEREAS, the Corporation's directors have reviewed and approved the Designation of Preferences, Limitations and Rights of Series D Convertible Preferred Stock of FIRSTPLUS Financial Group, Inc. (the "Certificate"), attached hereto as Exhibit A and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred");

     RESOLVED, that 25,639 shares of authorized but unissued Preferred Stock of the Corporation be designated Series D Preferred and authorized for issuance and that the Series D Preferred have the rights, preferences, limitations and restrictions set forth herein.

     FURTHER RESOLVED, that the Chief Executive Officer, President or any Vice President of the Corporation, individually or collectively, and the Secretary or Assistant Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized, empowered and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada a Certificate of Designation in accordance with Nevada General Corporate Law and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation and establish the Series D Preferred.

     3. The authorized number of shares of Preferred Stock of the Corporation is 2,600,000 and the number of shares of the Series D Preferred, none of which has been issued, is 25,639.

     4. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation Establishing Series D Convertible Preferred Stock to be duly adopted in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes and the Articles of Incorporation of the Corporation and to be executed in its corporate name on the 27th day of June, 2002.

                                    FIRSTPLUS FINANCIAL GROUP, INC.

                                    By:    /s/ Daniel T. Phillips
                                           -------------------------------------
                                    Name:  Daniel T. Phillips
                                    Title: President and Chief Executive Officer


                                    By:    /s/ Daniel T. Phillips
                                           -------------------------------------
                                    Name:  Daniel T. Phillips
                                    Title: Secretary


State of Texas             )
                           )
County of Dallas           )

     The foregoing instrument was acknowledged before me, on the 27th day of June 2002, by Daniel T. Phillips, President and Daniel T. Phillips, Secretary of FIRSTPLUS Financial Group, Inc., a Nevada corporation, on behalf of the corporation.


         By: /s/ Jeffrey L. Harvey
             ---------------------------
         Name: Jeff Harvey

                                    Exhibit A
                                    ---------
               DESIGNATION OF PREFERENCES, LIMITATIONS AND RIGHTS
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                         FIRSTPLUS FINANCIAL GROUP, INC.

     1. Series D Preferred Stock. The Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred"), will consist of 25,639 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

     2. Dividends and Distributions. The holders of record of shares of Series D Preferred shall be entitled to receive, when and if declared by the Board of Directors of the Corporation, dividends out of funds legally available therefor, which shall be prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock or the common stock of the Corporation, par value $0.01 per share (the "Common Stock"). In no event shall the holders of Series D Preferred ever be entitled to share in the Residuals (as defined in Section 3(e)), by dividend or otherwise, or have any rights whatsoever with respect thereto.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made in the following manner:

          (a) Series D Preferred. The holders of Series D Preferred shall be entitled to be paid (i) after the distribution of the Residuals (as defined in Section 3(e)) into a trust or other entity for the benefit of the Corporation's current shareholders and (ii) before any amount shall be paid to the holders of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series D Preferred, out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to the Original Purchase Price for such share as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (the "Liquidation Amount"). If the proceeds from a Liquidation are not sufficient to pay to the holders of Series D Preferred the full preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock (after the distribution of the Residuals into a trust or other entity for the benefit of the Corporation's current shareholders), which assets and funds shall be distributed ratably among the holders of the Series D Preferred in proportion to the relative aggregate liquidation value of the number of shares of Series D Preferred held by each holder.

          (b) Remaining Assets. If assets are remaining after (i) distribution of the Residuals into a trust or other entity for the benefit of the Corporation's current shareholders and (ii) payment of the full preferential amount with respect to the Series D Preferred, then the holders of the Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds based on the number of shares of Common Stock held by each.

          (c) Events Deemed a Liquidation. For purposes of this Section 3, the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization involving the merger or consolidation of the Corporation shall be treated as a Liquidation, except for any merger or consolidation in which (i) solely the Corporation and one or more of its wholly owned subsidiaries is involved, (ii) the Corporation is the sole surviving corporation, (iii) the holders of Series D Preferred outstanding immediately prior to such transaction will hold the same number of shares of Series D Preferred, with substantially identical designations, preferences, limitations, and relative rights, immediately after such transaction as they held immediately prior to such transaction, or (iv) the voting power of the number of Series D Preferred outstanding immediately before such transaction will be at least 51% of the total number of Series D Preferred issued and outstanding immediately following such transaction (whether by conversion of securities issued pursuant to such transaction or the exercise of rights to purchase securities issued pursuant to such transaction).

          (d) Valuation of Securities and Property. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series D Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

               (i) if traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ over the thirty (30) trading day period ending three (3) days prior to the distribution;

               (ii) if actively traded over-the-counter (other than NASDAQ), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

               (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

     The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of at least two-thirds of the issued and outstanding Series D Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this
Section 3(d), in which case the determination of fair market value shall be made by an independent appraiser or investment banker selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne
(a) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than twenty-five percent (25%) and (b) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than twenty-five percent (25%).

          (e) "Residuals" shall mean the Corporation's interest in those certain derivative interests in mortgage-backed or asset-backed securitization transactions which are assets of, or the cash flow rights owned by, the Corporation and are held in a trust or other entity for the benefit of the Corporation's creditors and current shareholders.

     4. Conversion. The holders of Series D Preferred shall have conversion rights as follows:

          (a) Right to Convert. Each Share of Series D Preferred shall initially be convertible, at the option of the holder thereof, at any time on or after the first anniversary date of issuance thereof, into 1,800 shares of fully paid and nonassessable Common Stock (the "Conversion Ratio"), subject to adjustment in accordance with Section 4.

          (b) Mechanics of Conversion. Before any holder of Series D Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series D Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series D Preferred, a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid and, at the option of the Corporation, either a check payable to the holder in the amount of any declared but unpaid dividends then owed pursuant to Section 2 hereof, if any, or the number of fully paid and nonassessable shares of Common Stock which results from dividing the fair market value of a share of Common Stock (as determined in good faith by the Board of Directors) in effect at such time into the aggregate of all such declared but unpaid dividends then owed. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c)  Adjustments to Conversion Ratio.

               (i) Subdivisions, Combinations, or Consolidations of Common Shares. In the event the outstanding Common Stock shall be subdivided, combined or consolidated, by share split, dividend, combination or like event, into a greater or lesser number of Common Shares, the Conversion Ratio of the Series D Preferred in effect immediately prior to such subdivision, combination, consolidation, share split or share dividend shall, concurrently with the effectiveness of such subdivision, combination, consolidation, share split or dividend be proportionately adjusted.

               (ii) Reclassifications. In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock, the shares of Series D Preferred shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Series D Preferred into Common Stock. The provisions of this Section 4(c)(ii) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

               (iii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series D Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, if any and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred.

          (d) Status of Converted Stock. In case any shares of Series D Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

          (e) Fractional Shares. In lieu of any fractional shares in the aggregate to which the holder of Series D Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

          (f) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred against impairment.

          (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5. Voting Rights. Except as otherwise required by law, the holder of each share of Series D Preferred issued and outstanding shall be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series D Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series D Preferred is convertible on the record date for such vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of Series D Preferred and Common Stock shall vote together and not as a separate class on all matters to come before the shareholders of the Corporation. Fractional votes by the holders of Series D Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series D Preferred held by each holder could be converted) be rounded to the nearest whole number.

     6. Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of Series D Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three
(3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     7. Transferability. The Series D Preferred are expressly transferable in whole or in


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part. Any transfer of the rights represented by this Certificate of Designations shall be effected by the surrender of the Series D Preferred stock certificate (the "Stock Certificate"), along with an assignment, properly completed and executed by the registered holder thereof, at the principal executive office of the Corporation, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Corporation. Thereupon, the Corporation shall issue in the name or names specified by the registered holder of the Series D Preferred and, in the event of a partial transfer, in the name of the registered holder of the Series D Preferred, a new Stock Certificate or Stock Certificates evidencing the right to purchase such number of shares of Series D Preferred as shall be equal to the number of shares of Series D Preferred then purchasable thereunder.

                                    [Signature page follows]


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

     IN WITNESS WHEREOF, said FIRSTPLUS Financial Group, Inc. has caused this Certificate to be executed by its President and Chief Executive Officer, and attested by its Secretary, this 27th day of June, 2002.

                                    FIRSTPLUS FINANCIAL GROUP, INC.

                                    By:   /s/ Daniel T. Phillips
                                          --------------------------------------
                                    Name: Daniel T. Phillips
                                          President and Chief Executive Officer


ATTESTED:

By:   /s/ Daniel T. Phillips
      ------------------------------
Name: Daniel T. Phillips
      Secretary


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